[LETTERHEAD OF QUARLES & BRADY LLP]

July 26, 2004

Apogent Technologies Inc.
30 Penhallow Street
Portsmouth, NH 03801

Re:	Floating Rate Convertible Senior Debentures due 2033;
Registration Statement on Form S-4 (No. 333-115781)

Ladies and Gentlemen:

     We have acted as counsel to Apogent Technologies Inc., a Wisconsin corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-4 (Registration No. 333-115781), as amended (the “Registration Statement”), filed by the Company and Fisher Scientific International Inc. (“Fisher”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), to register up to $345,000,000 aggregate principal amount of the Company’s Floating Rate Convertible Senior Debentures due 2033 (the “New Floating Rate Debentures”) and the shares of Common Stock, par value $0.01 per share, of Fisher (the “Shares”) into which the New Floating Rate Debentures may be converted, which are being offered in exchange for a like principal amount of the Company’s outstanding Floating Rate Senior Convertible Contingent Debt Securities due 2033. The New Floating Rate Debentures are to be issued pursuant to an Indenture by and among the Company, Fisher, and The Bank of New York, as Trustee (the “Indenture”).

     We have examined (i) the Registration Statement, (ii) the Company’s Restated Articles of Incorporation and Bylaws, as amended to date, (iii) the form of the Indenture, (iv) certificates of public officials and of officers and representatives of the Company, (v) resolutions of the Company relating to the Registration Statement, the Indenture and the transactions contemplated thereby, and (vi) such other documents and such matters of law as we have deemed necessary to render this opinion.

     On the basis of and subject to the foregoing, we advise you that, in our opinion:

1.	The Company is a corporation duly incorporated and validly existing under the laws of the State of Wisconsin.

2.	The New Floating Rate Debentures have been duly authorized and, assuming due authentication of the New Floating Rate Debentures by The Bank of New York, as Trustee, and issuance in accordance with the Indenture and the Registration Statement, will be duly issued and will constitute valid and binding obligations of the Company, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity), and (c) the qualification that the remedy of specific performance and injunctive or other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

     The opinions set forth herein are subject to the following qualifications, which are in addition to any other qualification contained herein: (i) we have assumed without verification the genuineness of all signatures on all documents, the authority of the parties (other than the Company) executing such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies; and (ii) the opinions set forth herein are based on existing laws, regulations, and judicial and administrative decisions as they presently have been interpreted and we can give no assurance that our opinions would not be different after any change in the foregoing occurring after the date hereof.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part thereof. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Act, or that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Quarles & Brady LLP

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